Exhibit 10.23

PREPARED BY:	Burns, Day & Presnell, P.A. (JMD)
RETURN TO:	Harrison Law Firm
7511 Mourning Dove Road #104
Raleigh, NC 27615

NORTH CAROLINA

WAKE COUNTY

FOURTH LOAN MODIFICATION AGREEMENT (MASTER)

THIS FOURTH LOAN MODIFICATION AGREEMENT (the “Agreement”) entered into this December 21, 1999, by PARKER & LANCASTER CORPORATION, a Virginia corporation, (the “Borrower”), TROY A. GAMBRIL as Trustee, (the “Trustee”), and SOUTHTRUST BANK, N.A., a national banking association, (the “Lender”).

RECITALS

Pursuant to that loan commitment dated April 22, 1998 (the “Original Commitment”), Lender, on or about May 29, 1998, made a $20,000,000.00 loan to Borrower (the “Loan”). Borrower executed a $15,500,000.00 Promissory Note (the “NC Note”) and a $4,500,000.00 Promissory Note (the “Virginia Note), both in favor of Lender (collectively the “Note”) and executed other documents, including the Deed of Trust (as described below), in connection with the Loan (the Note, these other documents, and the Loan Modification Agreements described below collectively referred to as the “Loan Documents”).  Subsequently, the parties entered into a First Loan Modification Agreement and a Second Loan Modification Agreement modifying certain provisions of the Loan Documents (together the “Loan Modification Agreements”). Lender has issued and Borrower has accepted a new loan commitment dated December 10, 1999 (the “New Commitment”), which is incorporated into this Agreement by this reference, which modifies certain terms of the Loan. The parties now wish to modify certain provisions of the Loan Documents in accordance with the terms of the New Commitment. The parties, in exchange for the mutual promises contained in this Agreement, agree as follows:

1.             MODIFICATION.

1.1.          Notwithstanding language in the Note and the other Loan Documents to the contrary, the parties agree that:

(a)           the maximum principal amount which may be advanced or readvanced under the Note shall remain at $22,000,000.00; but the maximum amount which may be advanced or readvanced under the NC Note shall be increased to $18,500,000.00 and the maximum amount which may be advanced or readvanced under the Virginia Note is reduced to $3,500,000.00;

(b)           the maturity date of the Loan is changed to “ON DEMAND”; and

(c)           the interest rate to be charged, under the Note shall be the per annum rate equal to the LIBOR Rate (as currently defined in the Note, as amended), in effect from time to time, plus 2.50%.  Changes in the interest rate will be effective on the date the LIBOR Rate changes. The interest rate set out above shall be effective as of January 31, 2000 for all then outstanding advances and all future advances made under the Note.

All Loan Documents, including, but not limited  to the Note and Deed of Trust, are amended accordingly.

1.2.          The terms of the New Commitment are incorporated into the Loan Documents.  In the event of a conflict between the terms of the Original Commitment and the terms of the New Commitment, the latter terms shall control.

2.             EFFECT OF MODIFICATION. Except as amended by this Agreement, the provisions of the Note and other Loan Documents are hereby confirmed and shall remain in full force and effect. The executed original of this Agreement shall be attached to the original NC Note. The parties acknowledge that the Note, as modified by this Agreement, shall remain secured by all Deed of Trust, Security Agreement and Assignment of Leases (Master) securing the Notes, including but not limited to that instrument recorded at Book 8080, Page 1025, Wake County Registry, as supplemented by the Supplemental Deed(s) of Trust, if any, executed by Borrower (collectively the “Deed of Trust”). This Agreement shall not, in any way, constitute a novation of the Loan.

3.             BORROWER/GUARANTOR REPRESENTATION.  The Borrower, and the Guarantors by their signatures below, acknowledge that the Note and other Loan Documents, as amended, represent valid and subsisting obligations of the Borrower and Guarantors, respectively, and  that there no known defenses or offsets against those obligations.

4.             MISCELLANEOUS.  No modification of this Agreement shall be binding unless in writing, attached hereto, and signed by the party against whom or which it is sought to be enforced. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and permitted assigns.  This Agreement shall be construed in accordance with the laws of North Carolina without giving effect to its conflicts of laws principles.  All words and phrases of this Agreement shall be construed to include the singular or plural number, and the masculine, feminine, or neuter gender, as the context requires.  Each party will execute and deliver all additional documents and do all such other acts as may be reasonably necessary to carry out the provisions and intent of this Agreement.

                IN WITNESS WHEREOF, the undersigned have executed, sealed, and delivered this agreement as of the date first above written.

BORROWER:

PARKER & LANCASTER CORPORATION,
a Virginia Corporation

	By:	J. Russell Parker, III
President

Donna L. King
, Asst.Secretary
(CORPORATE SEAL)

TRUSTEE:

Troy A. Gambril
Troy A. Gambril

LENDER:

SOUTHTRUST BANK, N.A.,
A national banking association

	By:	David P. Adams
Vice President

Donez B. Johnson
, Asst. Secretary
(CORPORATE SEAL)

CONSENT/ACKNOWLEDGMENT

The undersigned, guarantors of the Note described above, consent to this Loan Modification Agreement and the additional obligations imposed upon them by this Agreement as guarantors of the Loan.  The undersigned agree that this Agreement shall not in any way release them from their obligations or abilities under that “Guaranty Agreement” dated on or about May 29, 1998 (the “Guaranty”) executed by them in connection with the other Loan Documents. The undersigned acknowledge that they remain bound under that Guaranty as provided in that document and that the terms of that Guaranty and their respective liability thereunder shall be applicable to the Loan Documents as amended by this Agreement.

IN WITNESS WHEREOF, the undersigned has executed, sealed and delivered this Agreement this December 21, 1999.

J. Russell Parker, III	(SEAL)
J. Russell Parker, III - Guarantor

Barbara H. Parker	(SEAL)
Barbara H. Parker - Guarantor